AGREEMENT

     THIS AGREEMENT (this "Agreement") dated as of the 1st day of June 1998 (the "Effective Date"), is made and entered into by and between Safety Components International, Inc., a Delaware corporation (the "Company"), and Stephen Duerk ("Employee").

                              W I T N E S S E T H :

     WHEREAS, Employee is currently employed as the Company's Vice President and President, North American Automotive Group;

     WHEREAS, the Company desires to continue to employ Employee in such positions; and

     WHEREAS, Employee desires to accept such continued employment upon the terms set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

         1. Employment. The Company hereby continues to employ Employee and Employee hereby accepts continued employment with the Company as of the Effective Date for the Term (as defined below), in the position and with the duties and responsibilities set forth in Section 3 below, and upon the other terms and subject to the conditions hereinafter stated.

         2. Term. Except as otherwise specifically provided in Section 7 below, the term of Employee's employment under this Agreement (the "Term") shall commence as of the Effective Date, and shall continue until the second (2nd) anniversary thereof, subject to the terms and conditions of this Agreement.

         3.       Position, Duties, Responsibilities and Services.

                  3.1 Position; Duties and Responsibilities. During the Term, Employee shall serve as the Company's Vice President and President, North
American Automotive Group, with responsibility for Safety Components Fabric Technologies, Inc. ("SCFTI") and Automotive Safety Components International, Inc. ("ASCI"), each a wholly-owned subsidiary of the Company, or such other office and position as is assigned to him during the Term by the Board of Directors (the "Board") of the Company and shall be responsible for the duties attendant to such offices, which duties will be generally consistent with his position as an executive officer of the Company, and such other managerial duties and responsibilities with the Company, its subsidiaries or divisions as may be assigned by the President and Chief Executive Officer of the Company (the "CEO"), the Executive Vice President and Chief Financial Officer of the Company (the "CFO") or the Board. Employee shall be subject to the supervision and control of the CEO and the CFO and the provisions of the By-Laws of the Company.

                  3.2 Services to be Provided.  During the Term,  Employee shall
(i) devote all of his working time, attention and energies to the affairs of the Company and its subsidiaries and divisions, (ii) use his best efforts to promote its and their best interests, (iii) faithfully and diligently perform his duties and responsibilities hereunder, and (iv) comply with and be bound by the Company's operational policies, procedures and practices from time to time in effect during the Term.

         4.       Compensation.

                  4.1 Base Salary. Employee shall be paid a base salary (the "Base Salary") at an annual rate of one hundred seventy five thousand ($175,000) dollars, payable at such intervals as the other executive officers of the Company are paid, but in any event at least on a monthly basis. The Base Salary shall be subject to increase by the Compensation Committee of the Board (the "Committee"), in its sole discretion, upon the recommendation of the CEO or the CFO, taking into account merit, corporate and individual performance and general business conditions, including changes in the cost of living index. Such increase, if any, shall be effective on the first day of each fiscal year of the Company of each year during the Term commencing in 1999.

                  4.2 Bonus Compensation. Employee shall also be entitled to an annual performance-related bonus (the "Bonus Compensation"), commencing with the Company's fiscal year ended March 27, 1999 (the "1999 Fiscal Year"), subject to and in accordance with the terms of the Management Incentive Plan of the Company (the "Plan"). The annual Bonus Compensation shall be up to 90% of the Base Salary paid to Employee in the immediately preceding fiscal year based upon the achievement by SCFTI and ASCI of targets to be fixed each year by the Committee.

         5.       Employment Benefits.

                  5.1 Benefit Programs. During the Term, Employee shall be entitled to participate in and receive benefits made available now or hereafter to all executive officers of the Company under all benefit programs, arrangements or perquisites of the Company including, but not limited to, pension and other retirement plans, hospitalization, surgical, dental and major medical coverage, short and long term disability and life insurance.

                  5.2 Vacation. During the Term, Employee shall be entitled to such vacation with pay during each year of his employment hereunder consistent with the policies of the Company, but in no event less than four (4) weeks in any such calendar year (pro-rated as necessary for partial calendar years during the Term); provided, however, that the vacation days taken do not interfere with the operations of the Company. Such vacation may be taken, in Employee's discretion, at such time or times as are not inconsistent with the reasonable business needs of the Company. Employee shall not be entitled to any additional compensation in the event that Employee, for whatever reason, fails to take such vacation during any year of his employment hereunder. Employee shall also be entitled to all paid holidays given by the Company to its executive officers.

                  5.3 Car Allowance. During the Term, the Company shall pay Employee, on the first day of each month, a monthly automobile allowance of $500.00 to pay for the costs associated with Employee's local transportation expenses.

                  5.4 Country Club Membership. The Company will, promptly following the submission of documentation reasonably satisfactory to the Company, reimburse Employee for monthly country club membership fees of up to $185.00 (subject to reasonable increases in the ordinary course) paid by Employee during the Term.

         6. Expenses. During the Term, the Company shall reimburse Employee upon presentation of appropriate vouchers or receipts and in accordance with the Company's expense reimbursement policies for executive officers, for all reasonable travel and entertainment expenses incurred by Employee in connection with the performance of his duties under this Agreement.

                  7.       Consequences of Termination of Employment.

                  7.1 Death. In the event of the death of Employee during the Term, Employee's employment hereunder shall be terminated as of the date of his death and Employee's designated beneficiary, or, in the absence of such designation, the estate or other legal representative of the Employee (collectively, the "Estate") shall be paid, Employee's unpaid Base Salary through the month in which the death occurs and any unpaid Bonus Compensation to the extent payable under the terms of the Plan. The Estate shall be entitled to all other death benefits, if any, in accordance with the terms of the Company's benefit programs and plans.

                  7.2 Disability. In the event Employee shall be unable to render the services or perform his duties hereunder by reason of illness, injury or incapacity (whether physical, mental, emotional or psychological) for a period of either (i) ninety (90) consecutive days or (ii) one hundred eighty
(180) days in any consecutive  three hundred  sixty-five  (365) day period,  the
Company shall have the right to terminate Employee's employment under this Agreement by giving Employee ten (10) days' prior written notice. If Employee's employment hereunder is so terminated, Employee shall be paid, in addition to payments under any disability insurance policy in effect, Employee's unpaid Base Salary through the month in which the termination occurs, plus Bonus Compensation to the extent payable under the Plan.

                   7.3 Termination of Employment of Employee by the Company for Cause.

                            (a) Nothing  herein  shall  prevent the Company from
terminating Employee's employment under this Agreement for Cause. In the event Employee is terminated for Cause, Employee shall be paid his unpaid Base Salary (but no Bonus Compensation) through the month in which the termination occurs. The term "Cause," as used herein, shall mean (i) Employee's willful misconduct or fraud in the performance of his duties hereunder; (ii) the continued failure or refusal of Employee to carry out any reasonable request of the CEO, CFO or the Board for the provision of services hereunder; (iii) the material breach of this Agreement by Employee; or (iv) the entering of a plea of guilty or nolo contendere to or the conviction of Employee for a felony or any other criminal act involving moral turpitude, dishonesty, theft or unethical business conduct, including, without limitation, violations of State or Federal securities laws or regulations.

                            (b)  Termination of employment of Employee  pursuant
to this Section 7.3 shall be made by delivery to Employee of a letter from the CEO or the CFO generally setting forth a description of the conduct which provides the basis for a termination of employment of Employee for Cause.

               7.4 Termination of Employment Other than for Cause, Death or Disability.

                            (a)  Termination.  The Employee's  employment  under
this Agreement may be terminated (i) by the Company (in addition to termination pursuant to Sections 7.1, 7.2 or 7.3 above) at any time and for any reason, (ii) by the Employee at any time and for any reason or (iii) upon the expiration of the Term.

                            (b) Severance and Non-Competition Payments.

                                     (1) If this  Agreement is terminated by the
Company, other than as a result of death or disability of Employee or for Cause (and other than in connection with a Change of Control (as defined below)), the Company shall pay the Employee a severance and non-competition payment equal to the Base Salary for twelve (12) months (but no Bonus Compensation). Such severance and non-competition payment shall be payable in twelve (12) equal monthly installments commencing on the first day of the month following termination.

                                     (2)  In  the  event  of  a  termination  of
employment by the Company following a Change of Control, the Company shall pay the Employee a severance and non-competition payment equal to two (2) times the sum of the Base Salary plus the Bonus Compensation in respect of the year immediately preceding the year of termination. Such severance and non-competition payment shall be payable in a lump sum on the first day of the month following the termination.

                                     (3)  For  purposes  of  this  Agreement,  a
"Change of Control" means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 of the rules and regulations promulgated under the Securities and Exchange Act of 1934, as amended (the "Rules & Regulations")) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Rules and Regulations) (other than Robert A. Zummo, a member of his immediate family, a trust or similar estate planning vehicle established by Mr. Zummo, or an entity in which Mr. Zummo owns, directly or indirectly, a majority of the equity securities or voting rights), of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule l3d-3 of the Rules and Regulations), directly or indirectly, more than 30% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board such that a majority of the members of the Board are not Continuing Directors (as defined below); or (iii) the closing date of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iv) the stockholders of the Company approve a plan of complete liquidation of the Company; or (v) the closing date of the sale or disposition by the Company (if consummated in more than one transaction, the initial closing date) of all or substantially all of the Company's assets, following shareholder approval of such sale or disposition. Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

                                     (4)  For   purposes   of  this   Agreement,
"Continuing Director" shall mean, as of any date of determination, any member of the Board who (i) was a member of the Board on the date hereof or (ii) was nominated for election or elected to such board with the affirmative vote of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

                                     (5) If this Agreement is not renewed beyond
the Term by the parties hereto solely as a result of the refusal by the Company to extend the term, the Company shall pay Employee a severance and non-competition payment equal to the Base Salary for twelve (12) months (but no Bonus Compensation). Such severance and non-competition payment shall be payable in equal monthly installments commencing on the first day of the month after expiration of the Term.

                                     (6) If Employee  terminates  his employment
voluntarily prior to the expiration of the Term, Employee shall be paid his unpaid Base Salary (but no Bonus Compensation) through the date of such termination.

         8.       Confidential information; Inventions.

                  8.1 The Employee agrees not to use, disclose or make accessible to any other person, firm, partnership, corporation or any other entity any Confidential Information (as defined below) pertaining to the business of the Company or any entity controlling, controlled by or under common control with the Company (each an "Affiliate") except (i) while employed by the Company, in the business of and for the benefit of the Company or its Affiliates or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company or its Affiliates, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order the Company or its Affiliates to divulge, disclose or make accessible such information. For purposes of this Agreement, "Confidential Information" shall mean non-public information concerning the Company's financial data, statistical data, strategic business plans, product development (or other proprietary product data), customer and supplier lists, customer and supplier information, pricing data, information relating to governmental relations, discoveries, practices, processes, methods, trade secrets, developments (as defined below) marketing plans and other non-public, proprietary and confidential information of the Company or its Affiliates, that, in any case, is not otherwise generally available to the public and has not been disclosed by the Company, or its Affiliates, as the case may be, to others not subject to confidentiality agreements. In the event the Employee's employment is terminated hereunder for any reason, he immediately shall return to the Company all Confidential Information in his possession.

                  8.2 Employee shall make full and prompt disclosure to the Company of all inventions, improvements, ideas, concepts, discoveries, methods, developments, software and works of authorship, whether or not copyrightable, trademarkable or licensable, which are created, made, conceived or reduced to practice by Employee in the course of or in connection with his services with the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments"). All Developments shall be the sole property of the Company, and Employee hereby assigns to the Company, without further compensation, all of his rights, title and interests in and to the Developments and any and all related patents, patent applications, copyrights, copyright applications, trademarks and trade names in the United States and elsewhere.

                  8.3 Employee shall assist the Company in obtaining, maintaining and enforcing patent, copyright and other forms of legal protection for intellectual property in any country. Upon the request of the Company, Employee shall sign all applications, assignments, instruments and papers and perform all acts necessary or desired by the Company in order to protect its rights and interests in any Developments.

                  8.4 The Employee and the Company agree that this covenant regarding Confidential Information and Developments is a reasonable covenant under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction, such covenant is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. The Employee agrees that any breach of the covenant contained in this Section 8 would irreparably injure the Company and/or its Affiliates. Accordingly, the Employee agrees that the Company and/or its Affiliates, in addition to pursuing any other remedies it or they may have in law or in equity, may obtain an injunction against the Employee from any court having jurisdiction over the matter, restraining any further violation of this Section 8.

                  8.5 The provisions of this Section 8 shall extend for the Term and shall further extend for the greater of (x) the period in which severance and non-competition payments are made pursuant to this Agreement or (y) two years from the date this Agreement is terminated. The provisions of this Section 8 shall survive any termination of this Agreement.

         9.       Non-Competition; Non-Solicitation.

                  9.1 The Employee agrees that during the Non-Competition Period (as defined in Section 9.4 below), without the prior written consent of the
Company: (a) he shall not, directly or indirectly, either as principal, manager, agent, consultant, officer, director, greater than two (2%) percent holder of any class or series of equity securities, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in or otherwise be connected with, any entity which is now or at the time, has material operations which are engaged in any business activity competitive (directly or indirectly) with the business of the Company or its Affiliates (currently (i) the manufacture and sale of (x) automotive airbag fabric and cushions, (y) value-added synthetic fabrics used in a variety of niche industrial and commercial applications and (z) metal airbag, industrial and ordnance components and (ii) systems integration and manufacturing for ordnance programs) including, for these purposes, any business in which, at the termination of his employment, there was a bona fide intention on the part of the Company or its Affiliates to engage in the future; and (b) he shall not, on behalf of any competing entity, directly or indirectly, have any dealings or contact with any suppliers or customers of the Company or its Affiliates.

                  9.2 During the Non-Competition Period, Employee agrees that, without the prior written consent of the Company (and other than on behalf of the Company), Employee shall not, on his own behalf or on behalf of any person or entity, directly or indirectly, hire or solicit the employment of any employee who has been employed by the Company or its Affiliates at any time during the six (6) months immediately preceding such date of hiring or solicitation.

                  9.3 The Employee and the Company agree that the covenants of non-competition and non-solicitation are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. The Employee agrees that any breach of the covenants contained in this Section 9 would irreparably injure the Company and/or its Affiliates. Accordingly, the Employee agrees that the Company and/or its Affiliates, in addition to pursuing any other remedies it or they may have in law or in equity, may obtain an injunction against the Employee from any court having jurisdiction over the matter, restraining any further violation of this Section 9.

                  9.4 The provisions of this Section 9 shall extend for the Term and shall further extend for one year from the date of such termination (herein referred to as the "Non-Competition Period"). The provisions of this Section 9 shall survive any termination of this Agreement

         10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), one day after deposit with an overnight courier, or if mailed, five (5) days after the date of deposit in the United States mails, as follows:

To the Company:   Safety Components International, Inc.
                           2160 North Central Road
                           Fort Lee, NJ 07024
                           Telephone:       (201) 592-0008
                           Telecopy:        (201) 592-7501
                           Attention:       Jeffrey J. Kaplan

To Employee:               Mr. Stephen Duerk
                           204 Anders Avenue
                           Mauldin, SC 29662
                           Telephone:       (864) 458-7703
                           Telecopy:        (864) 458-8992

         11. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements or understandings among the parties related to such matters.

         12. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon Employee. "Successors and assigns" shall mean, in the case of the Company, any successor pursuant to a merger, consolidation, or sale, or other transfer of all or substantially all of the assets or common stock of the Company.

         13. No Assignment. This Agreement shall not be assignable or otherwise transferable by Employee. The Company shall have the right to assign this Agreement to any successor or any Affiliate which agrees to be bound by the terms hereof.

         14. Amendment or Modification; Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Employee and by an officer of the Company thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

         15.   Governing  Law.  The  validity,   interpretation,   construction,
performance and enforcement of this Agreement shall be governed by the internal laws of the State of Delaware, without regard to its conflicts of law rules.

         16. Titles. Titles to the Sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any Section.

         17. Counterparts. This Agreement may be executed in one or more counterparts, which together shall constitute one agreement. It shall not be necessary for each party to sign each counterpart so long as each party has signed at least one counterpart.

         18. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


                               SAFETY COMPONENTS INTERNATIONAL, INC.



                                By:
                                ------------------------------------
                                Name:    Jeffrey J. Kaplan
                                Title:   Executive Vice President
                                         and Chief Financial Officer


                                ------------------------------------
                                Stephen Duerk